                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): August 31, 2001

                          Hanover Compressor Company

            (Exact name of registrant as specified in its charter)


       Delaware                      1-3071                    76-0625124
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                           12001 N. Houston Rosslyn
                             Houston, Texas 77086
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (281) 447-8787

EXPLANATORY NOTE

Hanover Compressor Company (the "Company") is filing this amendment to its Report on Form 8-K for in order to update the Historical Financial Statements of the Company which were included in Item 7 (b) "Pro Forma Financial Information". Details of the restated items are included in the Company's Form 10-K/A for the year ended December 31, 2000 and Form 10-Q/A for the period ended June 30, 2001.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

    Not changed by restatement

(b) Pro Forma Financial Information

Amended Pro forma financial information of Hanover Compressor Company and POI is set forth as ATTACHMENT C and is included herein.

(c) Exhibits

        23.1    Consent of Independent Accountants

                                                                    ATTACHMENT C

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
OF HANOVER COMPRESSOR COMPANY
(UNAUDITED)

On August 31, 2001, Hanover Compressor Company (Hanover) acquired the Production Operators Corporation natural gas compression business, ownership interests in certain joint venture projects in South America, and related assets (collectively, POI and formerly The Gas Compression Business of Schlumberger) from Schlumberger for $761 million in cash, common stock and indebtedness, subject to certain post-closing adjustments pursuant to the purchase agreement (the POI Acquisition). The POI Acquisition was accounted for as a purchase and will be included in Hanover's financial statements commencing on September 1, 2001.

In September 2000, Hanover acquired the compression services division of Dresser-Rand Company (CSD-DR ) from Ingersoll-Rand Company for approximately $177 million of the Company's common stock and cash, subject to certain post-closing adjustments pursuant to the acquisition agreement which to date have resulted in an increase in the purchase price to approximately $194 million due to the increase in net assets acquired (the DR Acquisition ). The DR Acquisition was accounted for as a purchase and the results of operations for the acquired business have been included in Hanover's historical financial statements commencing September 1, 2000. The pro forma financial data is not adjusted to reflect the pro forma effect of Hanover's acquisitions of Applied Process Solutions, Inc., completed in June 2000, PAMCO Services International, completed in July 2000, or OEC Compression Corporation, completed in March 2001, none of which are significant, either individually or in the aggregate.

In addition, on August 30, 2001, Hanover completed two sale-leaseback transactions totaling $567 million (the Sale-leaseback Transactions). Under the terms of the transactions, Hanover Equipment Trust 2001A and Hanover Equipment Trust 2001B (the Issuers) purchased equipment from Hanover that was then leased back to Hanover pursuant to two operating leases for a 7-year period and a 10-year period, respectively. The equipment will continue to be deployed in Hanover's normal operations. Hanover used approximately $305 million of the proceeds of the sale to fund the cash portion of the POI Acquisition from Schlumberger and to pay expenses of the acquisition and the sale-leaseback transaction and $200 million of the proceeds to exercise its equipment purchase option under an existing operating lease entered into in 1998. Hanover intends to use the remaining $62 million of the proceeds for general corporate purposes.

The accompanying unaudited pro forma combined condensed balance sheet as of June 30, 2001 has been prepared as if the POI Acquisition, the sale of equipment and exercise of Hanover's equipment purchase option under the existing operating lease (collectively, the Transactions) were consummated as of June 30, 2001. The accompanying unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 present the pro forma results of operations of Hanover as if the DR Acquisition and the Transactions had occurred on January 1, 2000.

The accompanying unaudited pro forma combined condensed balance sheet and statements of operations should be read in conjunction with Hanover's Consolidated Financial Statements and related notes thereto for the year ended December 31, 2000 included in the Hanover's Annual Report on Form 10-K/A for the year ended December 31, 2001 and Hanover's Quarterly Report on Form 10-Q/A for the six months ended June 30, 2001; as well as in conjunction with POI's combined financial statements for the year ended December 31, 2000 and the six months ended June 30, 2001; and CSD-DR's combined financial statements for the year ended December 31, 1999 and the six months ended June 30, 2000, included in Hanover's Current Report on Form 8-K/A dated November 13, 2000.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2002


                          Hanover Compressor Company

                          By: /s/ Michael J. McGhan
                             --------------------------------------
                             Michael J. McGhan
                             President and Chief Executive Officer

             Unaudited Pro Forma Combined Condensed Balance Sheet

                              As Of June 30, 2001

                     (in thousands, except share amounts)


                                                                             Historical                   Pro Forma
                                                                       ----------------------    ------------------------------
         ASSETS                                                                                      POI                Hanover
                                                                         Hanover        POI      Adjustments           Combined
                                                                       ---------      --------   -----------          ----------
Current assets:                                                        (Restated)                                      (Restated)
    Cash and cash equivalents                                          $   33,284     $  3,237   $  (3,237) (1)       $  111,684
                                                                                                  (270,000) (2)
                                                                                                   548,400  (3)
                                                                                                  (200,000) (4)
    Accounts receivable, net                                              237,299       24,572                           261,871
    Accounts receivable, affiliate                                                       5,579      (5,579) (5)
    Inventory                                                             205,190       18,203        (575) (5)          222,818
    Costs and estimated earnings in excess of billings
        on uncompleted contracts                                           60,908                                         60,908
    Prepaid taxes                                                          20,823        7,745                            28,568
    Other current assets                                                   22,556        8,438         (18) (5)           30,976
                                                                       ----------     --------   ---------            ----------
        Total current assets                                              580,060       67,774      68,991               716,825

 Property, plant and equipment, net                                       797,923      334,662    (334,662) (6)          904,603
                                                                                                   489,000  (6)
                                                                                                   200,000  (4)
                                                                                                   (41,978) (4)
                                                                                                  (540,342) (3)
 Goodwill, net                                                            176,623                   31,962  (7)          208,585
 Intangible and other assets                                               67,058      135,983        (500) (5)          243,351
                                                                                                  (134,596) (8)
                                                                                                   157,300  (8)
                                                                                                    18,700  (3)
                                                                                                      (594)(10)
                                                                       ----------     --------   ---------            ----------
                                                                       $1,621,664     $538,419   $ (86,719)           $2,073,364
                                                                       ==========     ========   =========            ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Current maturities of long-term debt                               $    2,481                                     $    2,481
    Accounts payable, trade                                                78,538     $  7,588                            86,126
    Payables to affiliates                                                             210,903   $(210,903) (5)
    Accrued liabilities                                                    57,758       22,958      16,500  (9)           97,216
    Advance billings                                                       44,723                                         44,723
    Billings on uncompleted contracts in excess of
        costs and estimated earnings                                       14,132                                         14,132
                                                                       ----------     --------   ---------            ----------
        Total current liabilities                                         197,632      241,449    (194,403)              244,678

 Long-term debt                                                           268,763                  150,000  (2)          476,763
                                                                                                    58,000  (2)
 Other obligations                                                        140,756                   26,758  (3)          125,536
                                                                                                   (41,978) (4)
 Deferred income taxes                                                    125,897       36,423     (36,423) (5)          125,671
                                                                                                      (226)(10)
                                                                       ----------     --------   ---------            ----------
        Total liabilities                                                 733,048      277,872     (38,272)              972,648

 Commitments and contingencies
 Mandatorily redeemable convertible preferred securities                   86,250                                         86,250

 Stockholders' equity:
    Common stock, $.001 par value; 200 million shares authorized;
        70,398,974 historical shares issued and outstanding
        (79,106,667 pro forma shares issued and outstanding)                   70                        9 (12)               79
    Additional paid-in capital                                            611,861      261,151    (261,151)(11)          824,320
                                                                                                   212,459 (12)
    Notes receivable - employee stockholders                               (1,499)                                        (1,499)
    Accumulated other comprehensive income (loss)                             288         (604)        604 (11)              288
    Retained earnings                                                     192,363                     (368)(10)          191,995
    Treasury stock 75,739 common shares at cost                              (717)                                          (717)
                                                                       ----------     --------   ---------            ----------
        Total stockholders' equity                                        802,366      260,547   $ (48,447)            1,014,466
                                                                       ----------     --------   ---------            ----------
                                                                       $1,621,664     $538,419   $ (86,719)           $2,073,364
                                                                       ==========     ========   =========            ==========


    The accompanying notes are an integral part of these pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Statement of Operations Six Months Ended
            June 30, 2001 (in thousands, except per share amounts)

                                                                     Historical                   Pro Forma
                                                               ----------------------   ------------------------------
                                                                                            POI               Hanover
                                                               Hanover        POI(a)    Adjustments          Combined
                                                               ---------     --------   -----------          ---------
                                                               Restated)                                     (Restated)
Revenues and other                                              $475,210     $ 79,486                         $554,696
Expenses:
      Operating                                                  284,283       41,312     $ (2,166)(d)         323,429
      Selling, general and administrative                         44,381        6,053                           50,434
      Depreciation and amortization                               36,984        9,104       (9,104)(e)          44,472
                                                                                             4,100 (f)
                                                                                             3,388 (g)
      Leasing expense                                             30,927                    13,908 (i)          48,183
                                                                                            11,676 (i)
                                                                                            (8,328)(j)
      Interest expense                                             6,055                     6,375 (k)          12,430
      Distributions on mandatorily redeemable
        convertible preferred securities                           3,187                                         3,187
      Other                                                        3,007                                         3,007
                                                                --------      -------     ---------           --------
                                                                 408,824       56,469       19,849             485,142
                                                                --------      -------     ---------           --------
Income before income taxes                                        66,386       23,017      (19,849)             69,554
Provision (benefit) for income taxes                              25,219        8,737       (7,538)(l)          26,431
                                                                --------      -------     ---------           --------
Income before cumulative effect of accounting change            $ 41,167      $14,280     $(12,311)           $ 43,123(o)
                                                                ========      =======     =========           ========
Weighted average common and common equivalent shares
  outanding:
      Basic                                                       68,555                     8,708 (m)          77,263
      Diluted                                                     77,557                     8,708 (m)          86,265

Earnings per common share:
      Basic                                                     $   0.60                                      $   0.56
      Diluted(n)                                                $   0.56                                      $   0.52

    The accompanying notes are an integral part of these pro forma combined condensed financial statements.

   Unaudited Pro Forma Combined Condensed Statement of Operations Year Ended
          December 31, 2000 (in thousands, except per share amounts)

                                                                                                          Pro Forma
                                                                                           --------------------------------------
                                                                      Historical                POI &
                                                            ----------------------------   Sale-leaseback    CSD-DR     Hanover
                                                             Hanover    POI(a)   CSD-DR     Adjustments   Adjustments   Combined
                                                            ---------  -------- --------   -------------  ------------  ---------
                                                            (Restated)                                                  (Restated)
Revenues and other                                           $566,081  $147,364  $61,056                   $(4,592)(b)   $769,909
Expenses:
      Operating                                               316,558    78,129   52,263   $ (4,698)(d)     (5,368)(b)    432,338
                                                                                                            (3,418)(c)
                                                                                                            (1,128)(d)
      Selling, general and administrative                      54,632    13,445    7,578                      (957)(c)     74,698
      Depreciation and amortization                            52,882    18,555             (18,555)(e)      4,375 (c)     73,617
                                                                                              8,200 (f)     (4,375)(e)
                                                                                              6,777 (g)      4,606 (f)
                                                                                                             1,152 (h)
      Leasing expense                                          45,484                        27,817 (i)                    81,359
                                                                                             23,352 (i)
                                                                                            (15,294)(j)
      Interest expense                                          8,685              1,774     12,750 (k)     (1,774)(e)     27,013
                                                                                                             5,578 (k)
      Distributions on mandatorily redeemable
         convertible preferred securities                       6,369                                                       6,369
                                                             --------  --------  -------   --------        --------      --------
                                                              484,610   110,129   61,615     40,349         (1,309)       695,394
                                                             --------  --------  -------   --------        --------      --------
Income (loss) before income taxes                              81,471    37,235     (559)   (40,349)        (3,283)        74,515
Provision (benefit) for income taxes                           30,307    14,166      200    (15,324)(l)     (1,629)(l)     27,720
                                                             --------  --------  -------   ---------       --------      --------
Net income (loss)                                            $ 51,164  $ 23,069  $  (759)  $(25,025)       $(1,654)      $ 46,795
                                                             ========  ========  ========  =========       ========      ========

Weighted average common and common equivalent shares
  outstanding:
      Basic                                                    61,831                         8,708 (m)      1,947 (m)     72,486
      Diluted                                                  66,366                         8,708 (m)      1,947 (m)     77,021

Earnings per common share:
      Basic                                                   $  0.83                                                    $   0.65
      Diluted (n)                                             $  0.77                                                    $   0.61

    The accompanying notes are an integral part of these pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS
OF HANOVER COMPRESSOR COMPANY

The accompanying unaudited pro forma combined condensed financial statements for Hanover have been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of Hanover for the year ended December 31, 2000 and the historical unaudited consolidated financial statements for the six months ended June 30, 2001. The historical information for POI has been obtained from the historical combined financial statements of POI for the year ended December 31, 2000 and the historical unaudited combined financial statements of POI for the six months ended June 30, 2001 included in this Current Report on Form 8-K/A. The historical information for CSD-DR is for the eight months ended August 31, 2000. Historical financial statements for CSD-DR as of June 30, 2000 and December 31, 1999 have been included in Hanover's Current Report on Form 8-K/A dated November 13, 2000.

The POI purchase price allocation is based on preliminary assumptions and estimates which will change as more information becomes available following the completion of third party valuations of the acquired assets. Therefore, the Pro Forma Financial Statements are based on certain assumptions and preliminary estimates that are subject to change. The Pro Forma Statements of Operations do not purport to be indicative of the results which would actually have been obtained had the acquisitions been completed on the date indicated or which may be obtained in the future.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No.142, Goodwill and Other Intangible Assets. Under SFAS No.142, amortization of goodwill to earnings will be discontinued. However, goodwill will be reviewed for impairment annually or whenever events indicate impairment may have occurred. SFAS No.142 is effective for Hanover on January 1, 2002. However, under the transition provisions of SFAS 142, goodwill acquired in a business combination for which the acquisition date is after June 30, 2001, will not be amortized. Since the acquisition of POI was consummated after June 30, 2001, the estimated goodwill recognized in these pro forma financial statements related to the POI acquisition has not been amortized in the pro forma combined condensed statements of operations. The goodwill related to business combinations completed before June 30, 2001 continues to be amortized in the pro forma combined condensed statements of operations since Hanover has not adopted SFAS 142.

The pro forma adjustments to the accompanying Pro Forma Combined Condensed Balance Sheet are described below:

1) Reflects the elimination of POI's cash balance that was retained by Schlumberger pursuant to the purchase agreement.

2) Total consideration paid by Hanover to acquire POI and related assets consists of $270 million in cash, common stock with a nominal value of $283 million, a $150 million subordinated acquisition note and a payment of $58 million due upon the completion of a refinancing of a South American joint venture acquired by Hanover. If the joint venture fails to execute the refinancing on or before December 31, 2002, Hanover will be obligated to either put its interest in such joint venture back to Schlumberger or make the joint venture payment using other funds. The purchase price is subject to certain post-closing adjustments and a contingent payment by Hanover to Schlumberger based on the realization of certain tax benefits by Hanover over the next 15 years.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS --(Continued)

3) Estimated proceeds from the $567 million Sale-leaseback Transaction, net of $18.7 million estimated transaction costs recorded as deferred lease transaction costs and amortized over the respective lives of the operating lease agreements between Hanover and the Issuers. The net book value of the equipment sold to the Issuers is $540 million. An estimated deferred gain of $27 million was recorded on the sale.

4) Reflects Hanover's exercise of its equipment purchase option under the 1998 operating lease. As a result of the purchase, the deferred gain of $42 million recorded at the inception of the 1998 operating lease was reversed against Hanover's cost basis in the equipment.

5) Reflects the elimination of certain assets and liabilities that were retained by Schlumberger pursuant to the agreement.

6) Reflects the removal of the historical cost of POI's property, plant and equipment and the recording of Hanover's preliminary estimate of the fair value of these assets. This estimated value could change upon completion of third party appraisals of the acquired assets.

7) Represents Hanover's preliminary estimate of the excess of total purchase price over the allocated fair value of the tangible and identifiable intangible net assets acquired. This estimated amount of goodwill could differ from the actual amount recorded upon completion of third party valuations of the acquired assets and the purchase price adjustment.

8) Reflects the removal of the historical cost of POI's long-term investments and the recording of Hanover's preliminary estimate of the fair value of these long-term investments which totals $147 million. The long-term investments represent certain South American joint venture interests owned by POI. This entry also reflects the recording of the estimated value of identifiable intangibles of $10.3 million. These estimated values could change upon completion of third party valuations of the acquired assets.

9) Reflects the accrual of estimated transaction costs related to the acquisition of POI.

10) Reflects the write off of unamortized deferred lease transaction costs of $594,000, net of income taxes of $226,000, relating to the 1998 operating lease.

11) Reflects the elimination of POI's historical equity balance.

12) Reflects the issuance of 8.7 million restricted shares of Hanover common stock as part of the purchase consideration. The ultimate number of shares issued under the purchase agreement was determined based on $283 million divided by the 30 day average closing price of Hanover common stock as defined under the agreement and subject to a collar of $41.50 and $32.50. The estimated fair value of the stock to be issued was $212.5 million, based on the market value of the shares at the time the number of shares to be issued was determined reduced by an estimated 20% discount due to the restrictions on the stock's marketability. The total number of shares of Hanover common stock that was issued for the POI acquisition was 8.7 million shares.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS --(Continued)

The pro forma adjustments to the accompanying Pro Forma Combined Condensed Statements of Operations are described below:

a) The historical results of operations of POI have been reclassified to conform with Hanover's presentation. These reclassifications had no impact on net income.

b) Reflects the adjustment to CSD-DR's historical revenue and operating expenses to conform to Hanover's accounting policy to recognize revenue from compressor and equipment fabrication utilizing the percentage-of-completion method. CSD-DR recognized revenue from compressor and equipment fabrication on the completed contract method.

c) Reflects the reclassification of CSD-DR's depreciation expense to conform to Hanover's financial statement presentation.

d) Reflects the reversal of certain POI and CSD-DR historical operating expenses to conform to Hanover's accounting policies for capitalization of fixed assets.

e) Reflects the elimination of POI and CSD-DR historical depreciation and amortization expense and interest expense.

f) Reflects the depreciation expense on the fair value of POI and CSD-DR's property, plant and equipment. The preliminary estimate of the fair value of POI's property, plant and equipment is $489 million which could change following the completion of third party valuations of the acquired assets. The depreciation for POI was based on the estimated value of property, plant and equipment acquired, net of the sale of $366 million of compression equipment to the Issuers. The recorded fair value of CSD-DR's property, plant and equipment was $121 million. For the purposes of this adjustment, Hanover utilized a fifteen-year average depreciable life and a twenty-percent salvage value for compression equipment. There estimates are consistent with Hanover's estimate for similar equipment and facilities for the periods included in these pro forma combined condensed financial statements.

g) Reflects the amortization of $10.3 million of identifiable intangibles over the estimated lives of these intangible assets which ranges from two to five years. The estimated value of and the estimated life of the intangible assets could change upon completion of third party valuations of the acquired assets. In addition, this adjustment reflects the amortization of the excess of the estimated fair value of the joint venture investments acquired from Schlumberger over Hanover's share of the underlying net assets, which is currently estimated to be approximately $12 million. This balance will be amortized over a period of 15 years, which reflects the estimated lives of the joint venture agreements.

h) Reflects the amortization of approximately $35 million of goodwill recorded from the acquisition of CSD-DR. The goodwill is being amortized over a 20-year period on a straight-line basis.

i) Reflects the operating lease expenses related to the sale and lease back of equipment from the Issuers, including the amortization of estimated deferred lease transaction costs of $10.7 million over the seven year lease term and $8.0 million over the ten year lease term with interest rates of 8 1/2% and 8 3/4% on the 2008 and 2011 notes, respectively.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS --(Continued)

j) Reflects the reversal of the historical leasing expense related to the 1998 operating lease, including the amortization of the related deferred lease transaction costs.

k) Reflects the interest expense resulting from the $150 million subordinated acquisition note issued to Schlumberger and approximately $112 million of borrowings on Hanover's credit facility in connection with the acquisition of CSD-DR. The interest rate on the subordinated acquisition note is initially set at 8.5%. The interest rate on Hanover's credit facility at the date of the CSD-DR acquisition was approximately 7.5%.

l) Reflects the adjustment to the pro forma combined provision for income taxes related to the foregoing adjustments based on the statutory rate.

m) Reflects the additional weighted average common and common equivalent shares outstanding as if the common stock issued for the acquisition of POI and the common stock issued for the acquisition of CSD-DR occurred on January 1, 2000. The total number of shares of Hanover common stock that were issued for the POI acquisition was 8.7 million shares.

n) For the purposes of calculating diluted net income per share, the distributions on mandatorily redeemable convertible preferred securities have been added back to net income. The after tax impact of this adjustment was $2.1 million and $4.1 million for the six months ended June 30, 2001 and the year ended December 31, 2000, respectively.

o) Excludes the write off of unamortized deferred lease transaction costs of $594,000, net of income taxes of $226,000, relating to the 1998 operating lease.